CEDAR SHOPPING CENTERS, INC.
SENIOR EXECUTIVE
DEFERRED COMPENSATION PLAN

ARTICLE I ARTICLE II	PURPOSE DEFINITIONS	1 1

2.1 2.2 2.3 2.4 2.5 2.6 2.7 2.8 2.9 2.10 2.11 2.12 2.13 2.14 2.15 2.16 2.17 2.18 2.19 2.20 2.21	Account
Administrator
Beneficiary
Board of Directors
Cause
Company
Determination Date
Distribution Date
Dividends
Dividend Deferral Election
Effective Date
Employer Provided Benefit
Fair Market Value
Good Reason
Participant
Plan
Plan Benefit
Plan Year
Shares/Stock
Trust
Trustee	1 1 1 1 1 2 2 2 2 2 2 3 3 3 3 3 4 4 4 4 4

ARTICLE III	PARTICIPATION	4

3.1	Participation	4

ARTICLE IV	EMPLOYER PROVIDED BENEFIT AND ACCOUNT	5

4.1 4.2 4.3 4.4 4.5 4.6 4.7	Employer Provided Benefit Dividends and Dividend Deferral Election Vesting Alternative Forms of Dividend Distribution Determination of Account Statement of Account Unfunded Plan	5 6 7 8 8 9 9

ARTICLE V	PLAN BENEFITS	9

5.1 5.2 5.3 5.4	Benefits-General Death Benefits Payment to Guardian Source of Payment and Form of Distribution	9 9 9 10

ARTICLE VI	BENEFICIARY DESIGNATION	10

6.1 6.2 6.3 6.4	Beneficiary Designation Amendments No Beneficiary Designation Effect of Payment	10 11 11 11

ARTICLE VII	DISTRIBUTIONS	11

7.1 7.2 7.3 7.4	Benefit Payment Schedule Premature Distribution Continued Deferral Effect of Termination of Employment	11 12 13 13

ARTICLE VIII	ADMINISTRATION	13

8.1 8.2 8.3	Administrative Duties Agents Binding Effect of Decisions	13 14 14

ARTICLE IX	AMENDMENT AND TERMINATION OF PLAN	14

9.1 9.2	Amendment Termination of Plan	14 15

ARTICLE X	MISCELLANEOUS	15

10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10	Company's Obligations Limited Nonassignability Not a Contract of Employment Withholding Participant Cooperation Terms Captions Governing Law Validity Notice	15 16 16 16 17 17 17 17 17 17

Exhibit A Exhibit B Schedule A Schedule B

CEDAR SHOPPING CENTERS, INC.

SENIOR EXECUTIVE
DEFERRED COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of this Senior Executive Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide accumulation of supplemental benefits on a tax-deferred basis for certain senior executives and directors of Cedar Shopping Centers, Inc. and their beneficiaries. This Plan shall be effective as of the Effective Date.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the words and phrases set forth below shall have the following meaning, unless the context clearly indicates otherwise:

2.1      Account. "Account" means an account maintained for a Participant by the Administrator pursuant to Section 4.1.

2.2      Administrator. "Administrator" means the Board of Directors.

2.3      Beneficiary. "Beneficiary" means the person, persons, or entity designated by the Participant, or as provided in Article VI, to receive any Plan Benefits payable after a Participant’s death.

2.4      Board of Directors. "Board of Directors" means the Board of Directors of the Company.

2.5      Cause. "Cause" with respect to a Participant means (i) if the Participant has an employment agreement in effect with the Company which contains a definition of "cause", "termination for cause" or any other similar phrase, then the definition of the term "Cause" for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the Participant does not have an employment agreement in effect with the Company which contains a definition of cause, then "Cause" for purposes of the Plan shall mean (A) any willful misconduct of the Participant in connection with the performance of any of his duties as an employee of the Company or an Affiliate including without limitation misappropriation of funds or property of the Company or an affiliate or securing or attempting to secure personally (whether directly or indirectly) any profit in connection with any transaction entered into on behalf of the Company or an Affiliate; (B) willful failure, neglect or refusal to perform the Participant’s duties which is not cured within 10 days after written notice thereof and/or (C) conviction (or nolo contendere plea) in connection with a felony.

2.6      Company. "Company" means Cedar Shopping Centers, Inc., and any successor thereto which adopts this Plan.

2.7      Determination Date. "Determination Date" means the last day of each calendar year in which this Plan is in effect.

2.8       Distribution Date. "Distribution Date" with respect to any Account means the first business day of the January next following the third anniversary of the date on which units of Shares were first credited to the Participant’s Account.

2.9      Dividends. "Dividends" means the dividends paid by the Company on Stock held in the Trust.

2.10       Dividend Deferral Election. "Dividend Deferral Election" means an election by a Participant to defer the distribution under the Plan of the Dividends paid with respect to Shares equal in number to the Share units credited to the Participant’s Account.

2.11      Effective Date. "Effective Date" means October 29, 2003.

2.12      Employer Provided Benefit. "Employer Provided Benefit" means the benefit provided for under Article IV, initially consisting of units that are equivalent to a number of Shares.

2.13       Fair Market Value. "Fair Market Value" on a specified date means the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the closing price of a Share as reported on the NASDAQ National Market System or, if the Shares are not then traded on the NASDAQ National Market System, the average of the closing bid and asked prices at which a Share is traded on the over-the-counter market, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

2.14       Good Reason. "Good Reason" means (i) with respect to any Participant who has an employment agreement in effect with the Company which contains a definition of "good reason", "good reason" as defined in such employment agreement, or (ii) with respect to any Participant that does not have an employment agreement in effect with the Company which contains a definition of "good reason", good reason shall mean (A) a material reduction in the Participant’s duties or responsibilities; (B) a reduction in the Participant’s salary; (C) a relocation of the Participant’s office outside a fifty (50) mile radius of his present location; or (D) a material breach by the Company of the terms of an employment agreement (if any) with the Participant.

2.15      Participant. "Participant" shall have the meaning set forth in Article III.

2.16      Plan. "Plan" means this Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan.

2.17      Plan Benefit. "Plan Benefit" means at any given time an amount equal to the value of the Participant's Accounts.

2.18      Plan Year. "Plan Year" means the calendar year.

2.19      Shares/Stock. "Shares" or "Stock" means shares of the common stock of the Company.

2.20       Trust. "Trust" means the Cedar Shopping Centers, Inc. Deferred Compensation Trust created by the Company pursuant to Section 4.1, to assist the Company in meeting its obligations under this Plan, substantially in the form of Exhibit A attached hereto.

2.21      Trustee. "Trustee" means the trustee of the Trust.

2.22       Unforeseeable Financial Emergency. "Unforeseeable Financial Emergency" with respect to a Participant means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if a premature distribution were not permitted, as may be occasioned by accident, illness or other emergency beyond the control of the Participant; and in no event shall cash needs arising from foreseeable events, such as the purchase of a residence or education expenses of children, be considered the result of an unforeseeable financial emergency nor shall a decline in the Fair Market Value of Shares, for any reason, be considered the result of an unforeseeable financial emergency for purposes of this definition.

ARTICLE III

PARTICIPATION

3.1      Participation. The Administrator shall determine from time to time those key executive employees and directors (including non-employee directors) of the Company who shall be entitled to awards under the Plan of units equivalent to a number of Shares, and shall determine the number of Shares underlying each award. The name of each initial Participant as of the Effective Date, and the respective number of Shares underlying each such initial Participant’s award, is listed on Schedule A hereto. In the case of any non-employee director who is selected to participate in the Plan, references in the Plan to employment by the Company shall be deemed to refer to such director’s service as a director of the Company.

ARTICLE IV

EMPLOYER PROVIDED BENEFIT AND ACCOUNT

4.1      Employer Provided Benefit. The Company shall establish a Trust in order to provide the Participants with a benefit known as an Employer Provided Benefit which shall initially consist of units that are equivalent to the number of Shares underlying each award. On the Effective Date, or as soon as practicable thereafter, the Company shall contribute to the Trust the aggregate number of Shares representing the initial Employer Provided Benefit for the Participants listed on Schedule A hereto. An Account shall be established by the Administrator under the Plan in the name of each Participant which shall initially be credited with units equal to the number of Shares underlying each award. Thereafter, an Account shall be established by the Administrator for each new Participant and each such Account shall be credited with units equal to the number of Shares determined by the Administrator. A separate Account shall be established for each subsequent award of units of Shares, and the Company shall contribute to the Trust, on the date of such subsequent award or as soon as practicable thereafter, the aggregate number of Shares underlying each such award. Except as provided in Section 4.4, under no circumstance shall any benefit be awarded, allocated or distributable to a Participant from his Account except in the form of units of Stock (or Stock itself, in the case of a distribution), nor shall a Participant’s Account be credited with earnings that are equivalent to any other investment. If there shall be a tender offer for some or all Shares held in the Trust from a third party which, in the sole judgment of the Board of Directors, shall constitute a valid offer of sufficient value, the Trustee shall be directed by the Administrator to tender the subject Shares, and any cash or in-kind consideration received for such Shares from such third party shall be invested by the Trustee in accordance with each Participant’s direction in such investment alternatives as are designated by the Administrator. Any cash or in-kind consideration received for Stock and any investment earnings therefrom shall be credited to the Account of the Participant in a manner that reflects the Account values for each Participant prior to such tender.

4.2      Dividends and Dividend Deferral Election. Except as hereinafter provided, an amount equal to the Dividends paid on the number of Share units allocated to a Participant’s Account shall be paid to the Participant as soon as practicable after such Dividends are received by the Trustee; provided, however, that a Participant may elect to have all or a portion of the Dividends that would be payable to him deferred under the Plan until the Distribution Date of the Shares on which the Dividends are declared, by completing, within 30 days of receipt of written notice of the award of an Employer Provided Benefit and in any event prior to the date on which any such Dividends are declared, a Dividend Deferral Election form provided by the Administrator. The amount of any deferred Dividend will be credited pursuant to Section 4.4 to the Participant’s Account to which the Shares on which the Dividends are declared are allocated. Notwithstanding anything to the contrary herein, with respect to those Participants who are listed on Schedule B hereto, and with respect to any additional Participants who are selected to participate in the Plan after the Effective Date and are designated by the Administrator, in its sole discretion, at the time that the Employer Provided Benefit is awarded, to be subject to this provision, in the event that such Participant’s employment with the Company is terminated by the Company for Cause or in the event such Participant resigns without Good Reason, before the initial Distribution Date applicable to the Shares with respect to which such Dividends are paid, then any Dividends declared on or after the date of such termination or resignation but before such Distribution Date (and any earnings thereon) shall be forfeited by, and shall not be distributed or distributable with respect to, such Participant. Schedule B hereto lists those Participants who, as of the Effective Date, are subject to a risk of forfeiture of the portion of their Accounts attributable to Dividends, as provided above.

4.3      Vesting.

           (a)      Except for the portion of a Participant's Account attributable to any Dividends (including earnings thereon) that are subject to a risk of forfeiture as provided in Section 4.2, and except as hereinafter provided in Section 4.3(b), a Participant shall be 100% vested in his Plan Benefit at all times. A Participant who is subject to a risk of forfeiture of a portion of his or her Account attributable to Dividends, as provided in Section 4.2, shall become 100% vested in any Dividends (and any earnings thereon) if and to the extent that such Dividends are declared prior to any termination of such Participant's employment by the Company for Cause or resignation by such Participant without Good Reason which occurs before the initial Distribution Date applicable to the Shares with respect to which the Dividends were declared.

           (b)      Notwithstanding the preceding or any other provision of the Plan to the contrary, if a Participant elects to receive a premature distribution pursuant to Section 7.2 and such distribution is not due to an Unforeseeable Financial Emergency of the Participant as determined by the Administrator in accordance with Section 7.2, the Participant shall forfeit a portion of his vested Account balance which is equal to (i) 16% of the value of such premature distribution if it occurs after the first anniversary, but before the second anniversary, of the date as of which units of Shares were first credited to the Account, or (ii) 11.11% of the value of such premature distribution if it occurs after the second anniversary of the date as of which units of Shares were first credited to the Account.

4.4      Alternative Forms of Dividend Distribution and Interest. An amount equal to the Dividends deferred in accordance with Section 4.2 shall be credited to the Participant’s Account in which the Shares with respect to which the Dividends were declared are held, and shall be credited thereon, in the form of additional units of Shares (and fractional Shares) in such number of Shares which would be issuable by the reinvestment of such Dividends in Shares as of the date of receipt by the Trustee. Notwithstanding the preceding, a Participant may elect, in such manner as prescribed by the Administrator, that the portion of his Account attributable to Dividends be in the form of cash, in which case such portion of the Account shall be credited with interest at an annual rate equal to the rate which would be provided on a three-year certificate of deposit of a major New York commercial bank as selected by the Administrator, which rate shall be determined as of ten business days prior to the Effective Date and each Determination Date thereafter, to be applied prospectively to the portion of the year following the Effective Date and to the calendar year following each Determination Date.

4.5      Determination of Account. A Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date (or as of the date the Account was established, if the Account was first established since the preceding Determination Date), adjusted to reflect the earnings with respect to the Participant’s Account since the immediately preceding Determination Date (or the date the Account was established, if applicable).

4.6      Statement of Account. The Administrator shall submit to each Participant, within 120 days after each Determination Date and at such other times as determined by the Administrator, a statement setting forth the balance of the Participant’s Accounts.

4.7      Unfunded Plan. It is the intention of the Company that the arrangements hereunder be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (if applicable). Each Participant shall have the status of a general unsecured creditor of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company shall create the Trust in order to identify assets to be used for the purposes designated herein. The Trust shall be irrevocable, except as provided in Section 12 of the Trust.

ARTICLE V

PLAN BENEFITS

5.1      Benefits-General. Each Participant shall be entitled to receive payment of his or her Plan Benefit as provided under this Article V and Article VII hereof.

5.2      Death Benefits. In the event of the death of a Participant before payment of the Participant’s entire vested Plan Benefit, the Company shall pay to the Participant’s Beneficiary an amount equal to 100% of the remaining vested but unpaid balance of the Participant’s Accounts (without any forfeiture). Such payment shall be made in a lump sum, as soon as practicable following the Participant’s death.

5.3      Payment to Guardian. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Administrator may direct payment of such Plan Benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Administrator may require proof of incompetency, minority, incapacity or guardianship, as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Administrator and the Company from all liability with respect to such Plan Benefit.

5.4      Source of Payment and Form of Distribution. Subject to the terms of the Trust, the Administrator shall direct the Trustee to make payment out of the Trust of any Plan Benefit which has become payable under the terms of this Plan. To the extent a Participant’s Account is credited with units of Shares at a Distribution Date, the Participant’s Account shall be distributed in the form of Shares equal in number to the number of Share units credited to the Account (except that cash shall be paid in lieu of any fractional Share units) pursuant to any direction from the Administrator to the Trustee for a benefit distribution. To the extent a Participant has elected to have Dividends credited to his Account in the form of cash, such portion of the Participant’s Account (including an amount equal to the deemed interest credited thereto pursuant to Section 4.4) shall be distributed in cash. To the extent not satisfied by distribution from the Trust, the Company shall remain liable to the Participants and their Beneficiaries for the payment of any Plan Benefits due and payable hereunder.

ARTICLE VI

BENEFICIARY DESIGNATION

6.1      Beneficiary Designation. A Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (primary and/or contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution to the Participant of the benefits due under the Plan. Each beneficiary designation shall be in a written form prescribed by the Administrator (substantially the same as Exhibit B attached hereto) and will be effective only when filed with the Administrator during the Participant’s lifetime.

6.2      Amendments. Any beneficiary designation may be changed by the Participant without the consent of any designated Beneficiary by the filing of a new beneficiary designation with the Administrator. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed.

6.3      No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if each Beneficiary designated by a deceased Participant predeceases the Participant, the Administrator shall distribute such Participant’s benefits to the Participant’s estate.

6.4      Effect of Payment. Payment to the Beneficiary, or estate as provided above, shall completely discharge the Company's obligations under this Plan with respect to the deceased Participant.

ARTICLE VII

DISTRIBUTIONS

7.1      Benefit Payment Schedule. Subject to the provisions of Sections 7.2, 7.3 and 7.4, Plan Benefits shall be payable or commence being paid on the Distribution Date that relates to the Shares underlying the Plan Benefit. At the time a Participant is initially selected to participate in the Plan, and each time the Participant is granted an additional award of Shares which are deferred hereunder, the Participant shall elect, in writing on a form prescribed by the Administrator, whether the Participant’s Account shall be paid in a lump sum payment or in quarterly installments over a period of not more than 20 years. Such election may be changed from time to time, but shall become irrevocable 12 months prior to the Distribution Date for the Account (including, if applicable, any new Distribution Date pursuant to Section 7.3). A Participant may make different elections with respect to different Accounts. Notwithstanding the foregoing, any election to receive a benefit in installments shall be subject to the approval of the Administrator, in its discretion. If no election has been made at least 12 months prior to the Distribution Date for the Account, any benefit payable hereunder from the Account shall be paid in a single lump sum.

7.2      Premature Distribution. A Participant may elect, in writing on a form prescribed by the Administrator, to receive a distribution, at any time after the first anniversary of the date as of which units of Shares were first credited to his Account (including after distributions have commenced being paid), of the vested portion of his Account balance, subject to the forfeiture provisions of Section 4.3(b). The Administrator shall direct the Trustee to make such distribution in a lump sum, as soon as practicable after the Administrator has received such election, in the form of Shares or cash, as applicable pursuant to Section 5.4 (but treating the date of such distribution as a Distribution Date for purposes hereof). Notwithstanding the preceding, in the event that the Administrator, upon written application of the Participant, determines that the Participant has incurred an Unforeseeable Financial Emergency at any time, the Participant may receive a distribution of up to 100% of the vested portion of his Account balance (without any forfeiture), but such distribution shall in no event exceed the amount necessary to alleviate such Unforeseeable Financial Emergency. The Administrator shall direct the Trustee to make such distribution in a lump sum, as soon as practicable after the Administrator has made such determination, in the form of Shares or cash, as appplicable pursuant to Section 5.4 (but treating the date of such distribution as a Distribution Date for purposes hereof). A Participant’s Unforeseeable Financial Emergency, and the amount necessary to alleviate the Unforeseeable Financial Emergency, must be demonstrated in the written application of the Participant and in such other documentation as the Administrator shall reasonably require.

7.3       Continued Deferral. Not less than twelve (12) nor more than fifteen (15) months prior to a Distribution Date, a Participant who is then employed by the Company may elect, in writing on a form prescribed by the Administrator, to defer receipt of all or any part of the Plan Benefit that is otherwise payable on such Distribution Date to the third, fourth or fifth anniversary of the Distribution Date, and in any such case the date to which distribution is so deferred shall be the new Distribution Date for the Account. Any election under this Section 7.3 shall become irrevocable as of the date such election is received by the Administrator. A Participant may make more than one election under this Section 7.3 with respect to the same Account.

7.4      Effect of Termination of Employment. Notwithstanding any provision to the contrary, in the event of a Participant’s termination of employment with the Company (other than due to death) prior to age 60, the vested portion of the Participant’s Plan Benefit shall be paid in a lump sum as soon as practicable following the later of the date of such termination of employment or January 1, 2007.

ARTICLE VIII

ADMINISTRATION

8.1      Administrative Duties. This Plan shall be administered by the Administrator. The Administrator shall have the following specific powers and duties:

(i)	To interpret the provisions of the Plan and make any and all determinations arising thereunder;

(ii)	To maintain such records as it shall deem necessary or appropriate for the proper administration of the Plan; and

(iii)	To establish such rules and procedures not inconsistent with the terms of the Plan as it shall deem necessary or appropriate to effectuate the purpose of the Plan.

8.2      Agents. The Administrator may appoint an individual to be the Administrator’s agent with respect to the day-to-day administration of the Plan. In addition, the Administrator may, from time to time, employ other agents and delegates to aid in such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3      Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated by the Administrator hereunder shall be final and binding upon all persons having any interest in the Plan.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

9.1      Amendment. The Board of Directors may at any time amend the Plan (other than this Article IX) in whole or in part, provided, however, that no amendment shall be effective as to a Participant to decrease or restrict a Plan Benefit as to amount or timing or manner of distribution of any Account maintained under the Plan without the consent of such Participant. Notwithstanding the preceding, in the event that there is a change in the federal income tax treatment pertaining to the Plan or Trust or any Plan Benefit from the treatment in effect as of the Effective Date, then the Board of Directors may, without the consent of any Participant or Beneficiary, amend the Plan in any manner as the Board of Directors, in its sole discretion, deems advisable to provide reasonably similar benefits to Participants to the extent practicable in light of such change in tax treatment ..

9.2      Termination of Plan. Notwithstanding Section 9.1, the Board of Directors may at any time terminate the Plan in its entirety. If the Plan is terminated, the Board of Directors shall also determine either (i) that previously awarded Plan Benefits will continue to vest and be paid out in accordance with the terms of the Plan and any elections made by the Participants prior to the date of Plan termination, or (ii) that all Plan Benefits shall be 100% vested and each Participant shall receive an immediate distribution of his Plan Benefit (or the remainder of his Plan Benefit if distribution thereof has commenced prior to the date of Plan termination). In the event of a termination of the Plan and an immediate distribution to all Participants of their Plan Benefits, the Company shall pay to each Participant an additional payment (a "Tax Gross-Up Payment"), in an amount such that after payment by the Participant of all applicable federal, state and local income taxes imposed upon the Tax Gross-Up Payment, the Participant retains an amount of the Tax Gross-Up Payment equal to the applicable federal, state and local income taxes imposed upon the amount of the Participant’s Plan Benefit being distributed on account of the Plan termination. The amount of any Tax Gross-Up Payment shall be determined by the Company’s independent auditors (the "Accounting Firm"), based upon an assumption that the Participant’s rate of applicable federal, state and local income taxes is at the highest marginal rate then in effect, and shall be paid in a cash lump sum within ten days following such determination by the Accounting Firm.

ARTICLE X

MISCELLANEOUS

10.1      Company's Obligations Limited. The Company shall have no obligation under this Plan with respect to any individuals other than the Participants and their Beneficiaries.

10.2      Nonassignability. No Participant or any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. Except to the extent required by law, no part of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure or separation for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant’s or other person’s bankruptcy or insolvency.

10.3      Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and the Participant (or the Participant’s Beneficiaries) shall have no rights against the Company, except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge any Participant at any time. Any such rights shall be governed by independent and unrelated contractual arrangements between the parties, should such arrangements be consummated.

10.4      Withholding. The Company retains the right to make provision for the reporting and withholding of any federal, state or local withholding taxes that may be required to be withheld with respect to the payment of benefits pursuant to the Plan, and each Participant and Beneficiary shall be required, promptly following the request of the Company, to make sufficient funds available to the Company to satisfy all applicable withholding obligations, except that the Company may not withhold any such amount that has been withheld by the Trust.

10.5      Participant Cooperation. Each Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder and such other action as may be requested by the Company.

10.6      Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.7      Captions. The captions of articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.8      Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York.

10.9      Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10       Notice. Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Chairman of the Board with a copy to General Counsel of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three days following the date shown on the postmark or on the receipt for registration or certification.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer as of the Effective Date.

CEDAR SHOPPING CENTERS, INC. By: /s/ Leo S. Ullman, President

EXHIBIT A

CEDAR SHOPPING CENTERS, INC. EXECUTIVE
DEFERRED COMPENSATION PLAN
TRUST AGREEMENT

           THIS TRUST AGREEMENT, made as of the ____ day of ___________, 2003, by and between Cedar Shopping Centers, Inc. ("Company") and ___________________________ ("Trustee").

W I T N E S S E T H :

           WHEREAS, the Company has adopted the Cedar Shopping Centers, Inc. Executive Deferred Compensation Plan (the "Plan") attached hereto as Appendix A;

           WHEREAS, capitalized terms used in this Trust Agreement, unless otherwise defined, shall have the same meanings as set forth in the Plan;

           WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

           WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to the Plan Participants and their Beneficiaries in such manner and at such times as specified in the Plan;

           WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974 (if applicable);

           WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

           NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                SECTION 1.     ESTABLISHMENT OF TRUST.

           (a)      The Company shall deposit with the Trustee in trust the amounts determined pursuant to the Plan, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan Participant or Beneficiary shall have any right to compel any contributions to the Trust.

           (b)      The Trust hereby established shall be irrevocable.

           (c)      The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

           (d)      The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan Participants and general creditors as herein set forth. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                SECTION 2.     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

           (a)      The Administrator shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local withholding taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts so withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

           (b)      The entitlement of a Plan Participant or his or her Beneficiaries to benefits under the Plan shall be determined by the Administrator, and any claim for such benefits shall be considered and reviewed in accordance with the Plan.

           (c)      In the discretion of the Administrator, the Company may make payment of benefits directly to Plan Participants or their Beneficiaries as they become due under the terms of the Plan. The Administrator shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                SECTION 3.     THE TRUSTEES’ RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

           (a)      The Trustee shall cease payment of benefits to Plan Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. The term "Insolvency" shall mean the Company's being or becoming Insolvent.

           (b)      At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(i)	The Administrator shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall inquire of the Administrator whether the Company is Insolvent and, pending a response from the Administrator, the Trustee shall discontinue payment of benefits to Plan Participants or their Beneficiaries.

(ii)	Unless the Trustee has been notified by the Administrator of the Company's Insolvency, or has received notice from the Administrator or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(iii)	If at any time the Trustee has been notified by the Administrator that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(iv)	The Trustee shall resume the payment of benefits to Plan Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has been notified by the Administrator that the Company is not Insolvent (or is no longer Insolvent).

           (c)      Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                SECTION 4.     PAYMENTS TO COMPANY.

Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their Beneficiaries pursuant to the terms of the Plan.

                SECTION 5.     INVESTMENT AUTHORITY.

           (a)      The Trustee may invest in securities (including Shares or rights to acquire Shares) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person or persons designated by the Trustee, and shall in no event be exercisable by or rest with Plan Participants, except that voting rights with respect to Shares of the Company shall be exercised by the Company.

           (b)      The initial principal of the Trust shall be deposited by the Company in the form of Shares of the Company. Except as provided below, the assets of the Trust shall remain invested in Shares, and Dividends thereon which are not distributed to Plan Participants shall be reinvested in Shares.

           (c)      An amount equal to the amount of deferred Dividends, with respect to each Participant who has elected to have the portion of his Account attributable to Dividends be in the form of cash, shall be deposited by the Company with the Trustee in the form of cash, and shall be held by the Trustee in cash or a cash equivalent, as determined by the Administrator.

                SECTION 6.     DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and withholding taxes, shall be accumulated and reinvested.

                SECTION 7.     ACCOUNTING BY THE TRUSTEE.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Administrator a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                SECTION 8.     RESPONSIBILITY OF THE TRUSTEES.

           (a)      The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Administrator which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Administrator. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

           (b)      If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) actually incurred by or on behalf of the Trustee in connection with this Trust (other than with respect to any litigation arising out of the Trustee's gross negligence or willful misconduct). If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

           (c)      The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

           (d)      The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. The Trustee shall not be liable for the negligence of any legal counsel with which it consults with respect to its duties or obligations hereunder.

           (e)      The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy, and provided further, however, that the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

           (f)      Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                SECTION 9.      COMPENSATION AND EXPENSES OF THE TRUSTEE.

The Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                SECTION 10.      RESIGNATION AND REMOVAL OF THE TRUSTEE.

           (a)      The Trustee may resign at any time by written notice to the Administrator, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

           (b)      The Trustee may be removed by the Company on thirty (30) days written notice or upon shorter notice accepted by the Trustee.

           (c)      Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

           (d)      If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                SECTION 11.     APPOINTMENT OF SUCCESSOR.

           (a)      If the Trustee resigns or is removed, in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

           (b)      The successor Trustee need not examine the records and acts of any prior Trustee or of any continuing Trustee prior to the effective date of the successor Trustee's appointment and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the effective date of such successor Trustee's appointment.

                SECTION 12.     AMENDMENT OR TERMINATION.

           (a)      This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

           (b)      The Company may terminate the Trust as of any date on which Plan Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

           (c)      Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

                SECTION 13.     MISCELLANEOUS.

           (a)      Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

           (b)      Benefits payable to Plan Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

           (c)      This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                SECTION 14.     EFFECTIVE DATE.

The effective date of this Trust Agreement shall be the date first written above.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Trust Agreement as of the date first written above.

CEDAR SHOPPING CENTERS, INC. By: [TRUSTEE] By:

EXHIBIT B

SENIOR EXECUTIVE DEFERRED COMPENSATION PLAN

DESIGNATION OF BENEFICIARY

I hereby designate the following to receive from Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan any amount payable by reason of my death:

Beneficiary Designations

Primary Beneficiary (Beneficiaries)	Address	SSN	Date of birth	%

Contingent Beneficiary (Beneficiaries)

Contingent Beneficiary (Beneficiaries)	Address	SSN	Date of birth	%

See additional pages for additional beneficiary designations

Unless I have a Designation of Beneficiary in effect at the time an amount becomes payable to my Beneficiary, that amount will be paid to my estate in accordance with Article VI of the Plan.

This designation is intended to replace all prior designations made by me for such amounts. I reserve the right to change any Beneficiary named herein without the consent of such Beneficiary by properly completing and delivering to the Administrator a new Designation of Beneficiary. I will promptly notify the Administrator of any change in the name or address of a Beneficiary.

[Name] Witness Signature	Date

AMENDMENT NO. 1
TO THE
CEDAR SHOPPING CENTERS, INC.
SENIOR EXECUTIVE DEFERRED
COMPENSATION PLAN

           WHEREAS, Cedar Shopping Centers, Inc. (the "Company") has adopted the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (the "Plan"); and

           WHEREAS, Section 9.1 of the Plan permits the Board of Directors of the Company to amend the Plan; and

           WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

           NOW, THEREFORE, the Plan is hereby amended as follows:

           1.     Sections 2.5 and 2.14 of the Plan are hereby deleted.

           2.     Section 4.2 of the Plan is hereby amended by deleting the last two sentences thereof.

           3.     Section 4.3(a) of the Plan is hereby amended to read in its entirety as follows:

"(a) Except as hereinafter provided in Section 4.3(b), a Participant shall be 100% vested in his Plan Benefit at all times."

           4.     Section 4.3(b) of the Plan is hereby amended by deleting therefrom the word "vested".

            5.     Section 5.2 of the Plan is hereby amended by deleting therefrom the word "vested" and the phrase "vested but".

          6.     Section 7.2 of the Plan is hereby amended by deleting therefrom the phrase "the vested portion of" wherever it appears in said Section 7.2.

           7.     Section 7.4 of the Plan is hereby amended by deleting therefrom the phrase "vested portion of the".

           8.Section 9.2 of the Plan is hereby amended by deleting therefrom the phrases "continue to vest and" and "all Plan Benefits shall be 100% vested and".

           9.     Schedule B to the Plan is hereby deleted.

           10.     This Amendment shall be effective as of October 29, 2003.

           11.     Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

           IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company this ______ day of _____________, 2004.

CEDAR SHOPPING CENTERS, INC. By: /s/

AMENDMENT NO. 2
TO THE
CEDAR SHOPPING CENTERS, INC.
SENIOR EXECUTIVE DEFERRED
COMPENSATION PLAN

           WHEREAS, Cedar Shopping Centers, Inc. (the "Company") has adopted the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (the "Plan"); and

           WHEREAS, Section 9.1 of the Plan permits the Board of Directors of the Company to amend the Plan; and

           WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

           NOW, THEREFORE, the Plan is hereby amended as follows:

1.      Section 2.19 of the Plan is hereby amended to read in its entirety as follows:

"Shares/Stock. "Shares" or "Stock" means shares of the common stock of the Company, including, as applicable, any restricted shares of common stock of the Company awarded to a Participant pursuant to the Cedar Shopping Centers, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan") which the Board of Directors (or compensation committee of the Board of Directors) has designated as being covered under and subject to the terms of the Plan."

           2.      The first sentence of Section 4.3(a) of the Plan is hereby amended to read in its entirety as follows:

“Except for the portion of a Participant’s Account attributable to any Dividends (including earnings thereon) that are subject to a risk of forfeiture as provided in Section 4.2, and except as hereinafter provided in Section 4.3(b) or Section 4.3(c), a Participant shall be 100% vested in his Plan Benefit at all times.”

           3.      Section 4.3 of the Plan is hereby amended by adding the following the clause (c):

"(c) Notwithstanding the foregoing, the portion of a Participant's Account (if any) attributable to restricted Shares awarded to a Participant pursuant to the Stock Incentive Plan, shall, for vesting, risk of forfeiture and transferability purposes, be solely subject to, and determined under, the vesting, risk of forfeiture and transferability provisions and restrictions as set forth in the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Shares. In no event shall a distribution, including a premature distribution elected by a Participant pursuant to Section 7.2, of a Participant's Account hereunder cause an unvested restricted Share to vest, which would otherwise not have become vested as per the terms of the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Share."

4.      Section 5.2 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, the portion of a Participant’s Account (if any) attributable to restricted Shares awarded pursuant to the Stock Incentive Plan, shall be subject to the vesting, risk of forfeiture, and transferability provisions and restrictions as set forth in the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Shares.”

5.      The first sentence of Section 7.3 of the Plan is hereby amended to read in its entirety as follows:

“Not less than twelve (12) nor more than fifteen (15) months prior to a Distribution Date, a Participant who is then employed by the Company may elect, in writing on a form prescribed by the Administrator, to defer receipt of all or any part of the Plan Benefit that is otherwise payable on such Distribution Date to the fifth anniversary of the Distribution Date, and in any such case the date to which distribution is so deferred shall be the new Distribution Date for the Account.”

6.      Section 7.4 of the Plan is hereby amended to read in its entirety as follows:

“Notwithstanding any provision to the contrary, in the event of a Participant’s termination of employment with the Company (other than due to death) prior to age 60, the vested portion of the Participant’s Plan Benefit shall be paid in a lump sum as soon as practicable following the date of such termination of employment (or, with respect to the initial Employer Provided Benefit for the Participants listed on Schedule A hereto, January 1, 2007, if later).”

7.      This Amendment shall be effective as of August 9, 2004.

8.      Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

          IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company this 5th day of January, 2005.

CEDAR SHOPPING CENTERS, INC. By: /s/

AMENDMENT NO. 3
TO THE
CEDAR SHOPPING CENTERS, INC.
SENIOR EXECUTIVE DEFERRED
COMPENSATION PLAN

           WHEREAS, Cedar Shopping Centers, Inc. (the "Company") has adopted the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (the "Plan"); and

           WHEREAS, Section 9.1 of the Plan permits the Board of Directors of the Company to amend the Plan; and

           WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

           NOW, THEREFORE, the Plan is hereby amended as follows:

1.      Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

"(a) The Company shall establish a Trust in order to provide the Participants with a benefit known as an Employer Provided Benefit which shall initially consist of units that are equivalent to the number of Shares underlying each award. On the Effective Date, or as soon as practicable thereafter, the Company shall contribute to the Trust the aggregate number of Shares representing the initial Employer Provided Benefit for the Participants listed on Schedule A hereto. An Account shall be established by the Administrator under the Plan in the name of each Participant which shall initially be credited with units equal to the number of Shares underlying each award. Thereafter, an Account shall be established by the Administrator for each new Participant and each such Account shall be credited with units equal to the number of Shares determined by the Administrator. A separate Account shall be established for each subsequent award of units of Shares, and the Company shall contribute to the Trust, on the date of such subsequent award or as soon as practicable thereafter, the aggregate number of Shares underlying each such award.

(b)      Except as provided below and in Sections 4.4 and 5.4, under no circumstance shall any benefit be awarded, allocated or distributable to a Participant from his Account except in the form of units of Stock (or Stock itself, in the case of a distribution), nor shall a Participant's Account be credited with earnings that are equivalent to any other investment. Notwithstanding any provision to the contrary, if there shall occur any type of corporate transaction involving the Company the result of which is that the Stock of the Company, including the Shares in the Trust, is converted into cash, securities or other property (each such corporate transaction referred to herein as a "Transaction"), then any cash and/or in-kind consideration (after having been converted to cash by the Trustee) received for such Shares pursuant to such Transaction shall be invested by the Trustee in accordance with each Participant's selected Brokerage Account Investment Option (as described in Section 4.1(c) below). Any cash or in-kind consideration (after having been converted to cash by the Trustee) received for Stock and any investment earnings therefrom shall be credited to the Account of the Participant in a manner that reflects the Account values for each Participant immediately prior to such Transaction.

(c)      Brokerage Account Investment Option. Immediately following the occurrence of a Transaction, the Administrator shall direct the Trustee to establish a brokerage account with a major financial institution of each Participant's choosing, in which each Participant shall be entitled to direct the Trustee with regard to the investment of his or her Account from amongst any publicly traded securities or other investment products offered by the selected financial institution. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall be required to be made as soon as practicable following the occurrence of the Transaction. Thereafter, each Participant shall be permitted to direct the Trustee to establish a brokerage account with a different major financial institution of the Participant's choosing at least once during any twelve-month period.

(d) Website Elections and Forms. Wherever the Plan requires a Participant to make a written election or to submit a written form to the Company, the Participant may satisfy such requirement by making such election, or submitting such form, via a Plan-specific website approved in form and manner by the Administrator."

2.      Section 4.5 of the Plan is hereby amended to read in its entirety as follows:

"Determination of Account.

(a)      A Participant's Account as of each Determination Date shall consist of the number of units of Shares held in the Account multiplied by the Fair Market Value as of such Determination Date.

(b) Notwithstanding Section 4.5(a) above, following the occurrence of a Transaction, the Participant's Account shall at all times be equal to the value of the cash and/or securities held in the brokerage account."

3.      The following new Section 4.8 is hereby added to Article IV of the Plan:

"4.8 Unvested Shares. Effective as of December 19, 2005, all awards of units of Shares made to Participants (pursuant to the Stock Incentive Plan or otherwise) and deferred under the Plan that were not 100% vested as of January 1, 2005 (the "Unvested Awards"), shall thereafter be deferred under the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan. Effective as of December 19, 2005, for all purposes of the Plan, the Unvested Awards shall be treated as if they had never been deferred under the Plan by the Participants, and any Shares deposited in the Trust with respect to such Unvested Awards shall be immediately transferred to the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan Trust."

4.      Section 5.4 of the Plan is hereby amended by adding the following sentence immediately prior to the last sentence of Section 5.4:

"Notwithstanding the foregoing, in the event a Transaction occurs prior to the distribution of a Participant’s entire Account, then the Participant’s Account shall be distributed in cash pursuant to any direction from the Administrator to the Trustee for a benefit distribution."

5.      The first sentence of Section 9.1 of the Plan is hereby amended to read in its entirety as follows:

"The Board of Directors may at any time amend the Plan (other than this Article IX, or to eliminate or in any way restrict the availability of the Brokerage Account Investment Option following the occurrence of a Transaction) in whole or in part, provided, however, that no amendment shall be effective as to a Participant to decrease or restrict a Plan Benefit as to amount or timing or manner of distribution of any Account maintained under the Plan without the consent of such Participant."

6.      Section 9.2 of the Plan is hereby amended to read in its entirety as follows:

"Notwithstanding Section 9.1, the Board of Directors may at any time terminate the Plan in its entirety. If the Plan is terminated for any reason, or is constructively terminated as a result of any action or inaction by the Administrator that causes an acceleration of the timing of the inclusion in income (for income tax purposes) of amounts deferred under the Plan by the Participants, each Participant shall receive an immediate distribution of his Plan Benefits (or the remainder of his Plan Benefits if distribution thereof has commenced prior to the date of Plan termination). In the event of a termination or constructive termination of the Plan and an immediate distribution to all Participants of their Plan Benefits, the Company shall pay to each Participant an additional payment (a "Tax Gross-Up Payment"), in an amount such that after payment by the Participant of all applicable federal, state and local income taxes imposed upon the Tax Gross-Up Payment, the Participant retains an amount of the Tax Gross-Up Payment equal to the applicable federal, state and local income taxes imposed upon the amount of the Participant’s Plan Benefit being distributed on account of the Plan termination. The amount of any Tax Gross-Up Payment shall be determined by the Company’s independent auditors (the "Accounting Firm"), based upon an assumption that the Participant’s rate of applicable federal, state and local income taxes is at the highest marginal rate then in effect, and shall be paid in a cash lump sum within ten days following such determination by the Accounting Firm."

7.      This Amendment shall be effective as of December 19, 2005.

8.      Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

          IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company this 19th day of December, 2005.

CEDAR SHOPPING CENTERS, INC. By: /s/

AMENDMENT NO. 1
TO THE
CEDAR SHOPPING CENTERS, INC.
EXECUTIVE DEFERRED
COMPENSATION PLAN TRUST AGREEMENT

           WHEREAS, Cedar Shopping Centers, Inc. (the "Company") formally adopted the Cedar Shopping Centers, Inc. Executive Deferred Compensation Plan Trust Agreement (the "Trust");

           WHEREAS, Section 12 of the Trust permits the Company and the Trustee to amend the Trust;

           WHEREAS, the Company and the Trustee now desire to amend the Trust in certain respects;

           NOW, THEREFORE, the Trust is hereby amended as follows:

1.      The following subsections (d), (e), and (f) are hereby added to Section 5 of the Trust:

"(d) In the event of a Transaction, then any cash and/or in-kind consideration (after having been converted to cash by the Trustee) received for Stock pursuant to such Transaction shall be invested by the Trustee in accordance with each Participant's selected Brokerage Account Investment Option (as described in Section 5(e) below). Any cash or in-kind consideration (after having been converted to cash by the Trustee) received for Stock and any investment earnings therefrom shall be credited to the Account of the Participant in a manner that reflects the Account values for each Participant immediately prior to such Transaction.

(e)      Brokerage Account Investment Option. Immediately following the occurrence of a Transaction, the Administrator shall direct the Trustee to establish a brokerage account with a major financial institution of each Participant's choosing, in which each Participant shall be entitled to direct the Trustee with regard to the investment of his or her Account from amongst any publicly traded securities or other investment products offered by the selected financial institution. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall be required to be made as soon as practicable following the occurrence of the Transaction. Thereafter, each Participant shall be permitted to direct the Trustee to establish a brokerage account with a different major financial institution of the Participant's choosing at least once during any twelve-month period.

(f) Wherever the Trust requires a Participant to make a written election or to submit a written form to the Company, the Participant may satisfy such requirement by making such election, or submitting such form, via a Plan-specific website approved in form and manner by the Administrator."

2.      This Amendment shall be effective as of December 19, 2005.

3.      Except to the extent hereinabove set forth, the Trust shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Trust as of this 19th day of December, 2005.

CEDAR SHOPPING CENTERS, INC. By: Name: Title: [TRUSTEE] By: